This Agreement BETWEEN

SALVATORE BASILE
541 Third Ave.
Brooklyn, NY 11215

as Landlord

and

BESTWAY COACH EXPRESS INC.
2 Mott St., #705
NY NY 10013

as Tenant

Witnesseth: *The Landlord hereby leases to the Tenant the following premises:*

169-183 7th Street
Brooklyn, NY
Bl. 991 Lot 54 & 56
App. 14,250 sq. ft.

for the term of Five (5) Years

to commence from the first *day of* February 2004 *and to end on the*

31st *day of* January 2009 *to be used and occupied only for*

Parking, storage, maintenance, and repair of buses and vehicles and the maintenance of office(s)

upon the conditions and covenants following:

1st. *That the Tenant shall pay the annual rent of*

02/01/04 to 04/30/04 - $96,000.00 (Ninety-Six-Thousand-Dollars)
05/01/04 to 01/31/07 - $108,000.00 (One-Hundred-Eight-Thousand-Dollars
02/01/07 to 01/31/09 - $114,000.00 (One-Hundred-Fourteen-Thousand-Dollars)

said rent to be paid in equal monthly payments in advance on the first *day of each and every month during the term aforesaid, as follows:*

02/01/04 to 04/30/04 - $8,000.00
05/01/04 to 01/31/07 - $9,000.00
02/01/07 to 01/31/09 - $9,500.00

2nd. *That the Tenant shall take good care of the premises and shall, at the Tenant's own cost and expense make all repairs*

and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements excepted.

3rd. *That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, at the Tenant's own cost and expense.*

4th. *That the Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease the premises, or any part thereof, or make any alterations on the premises, without the Landlord's consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term.*

5th. *Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Premises can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is usable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.*

If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or invitees, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

Landlord has the right to demolish or rebuild the Building if there is substantial damage by fire or other casualty. Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is cancelled Landlord is not required to repair the Premises or Building. The cancellation does not release Tenant of liability in connection with the fire or casualty. This Section is intended to replace the terms of New York Real Property Law Section 227.

22nd. *If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.*

23rd. *In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between Landlord and Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this lease, the Tenant's use or occupancy of said premises, and/or any claim of injury or damage.*

24th. *The Tenant waives all rights to redeem under any law of the State of New York.*

25th. *This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.*

26th. *No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.*

27th. *Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy or because a prior Tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended.*

SEE ATTACHED RIDERS

And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

And it is mutually understood and agreed *that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.*

In Witness Whereof, *the parties have interchangeably set their hands and seals (or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed) this day of*

Signed, sealed and delivered in the presence of

BESTWAY COACH EXPRESS INC.

BY: [signature] L. S.

TENANT - WILSON S. H. CHENG

[signature] L. S.

[signature] L. S.

SALVATORE BASILE - LANDLORD

RIDER TO LEASE AGREEMENT

LANDLORD:	SALVATORE BASILE
TENANT:	BESTWAY COACH EXPRESS INC.
PREMISES:	Entire Premises of 171 7th Street, Brooklyn, NY
TERM:	February 1, 2004 to January 31, 2009
DATE:	August 15, 2003

1. Conflict: If any of the provisions of this Rider shall conflict with any other provisions, printed or typewritten of this lease, such conflict shall be resolved in every instance in favor of the provisions of this Rider.

2. Rent: Tenant covenants to pay to Landlord as a monthly rent during the term of this lease as follows:

February 1, 2004 to April 30, 2004	$8,000.00 per month
May 1, 2004 to January 31, 2007	$9,000.00 per month
February 1, 2007 to January 31, 2009	$9,500.00 per month

The rent shall be payable on the first day of each calendar month. If the term of this lease does not commence on the first day of a month, the rent for the month in which the term of this lease commences shall be appropriately apportioned.

3. Real Estate Tax Escalations: Tenant shall pay, during the term of this lease, the additional rent provided for in this Article 3. As used herein, the following terms shall have the meanings set forth below:

"Real Estate Taxes" shall mean the real estate taxes which are assessed or imposed on or in respect of or be a lien upon the premises.

"Escalation Year" shall mean each twelve month period or portion thereof, in accordance with the regular tax period used by the City of New York with respect to the demised premises.

"Base Year" shall mean the twelve month period ending on June 30, 2003.

The "premises" shall mean the land and the building of which the demised premises forms a part, known as 171 7th Street, City and State of New York, Borough of Kings.

Tenant shall pay to Landlord, as additional rent, an amount equal to the amount by which the Real Estate Taxes payable during any Escalation Year shall exceed the Real Estate Taxes paid during the Base Year, up to a maximum of $500.00 per year. Such additional rent shall be payable by Tenant to Landlord within fifteen (15) days after Landlord's submission of real estate tax bill to Tenant.

If Landlord receives a refund of any Real Estate Taxes paid during any Escalation Year on which additional rent shall have been based, as a result of a reduction of Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, the additional rent shall be recomputed based on the net refund, after deducting Landlord's expenses, and Tenant shall receive a credit for or refund of any overpayment of additional rent.

4. Utility Charges. Tenant shall pay all charges for all utility services provided to the demised premises, i.e.: electric; gas; and water/sewer charges, shall comply with all contracts relating to such services, and shall do all other things required for the maintenance and continuance of all such services.

5. Alterations, Additions and Installation. Tenant shall be entitled to make any alterations of or additions, of a non-structural nature, to the demised premises without the prior written or oral consent of Landlord. Tenant shall also be entitled to remove all interior non-bearing walls or partitions in the demised premises without the prior written or oral consent of Landlord. Tenant may install any equipments necessary to effectuate the operation of its businesses without the prior written or oral consent of Landlord. Tenant will be responsible for the costs and expense associated with such alterations, additions, removal and/or installations. Tenant will have said alterations, additions, removals and/or installations completed in a workmanlike manner in accordance with the New York City Building and Fire Code.

Tenant is not required to restore the demised premises to its original condition at the time of signing of this Lease Agreement at any time during the lease term or upon surrender of the demised premises.

6. Use of Demised Premises. Tenant is permitted to park, store, inspect, maintain, service, repair and any other activity relating to the use, storage and maintenance of its buses and/or vehicles at the demised premises, including but not limited to, the loading docks during the lease term.

7. **Licenses and Permits:** Tenant agrees to secure and maintain, at its own expense, all licenses and permits from Federal, State, and local authorities as may be necessary for the conduct of Tenant's business, and shall comply with all applicable laws, rules, and regulations.

8. **Insurance:** From the commencement date of the term of this lease, and during its full term or any renewal thereof, the Tenant shall keep the demised premises insured at its sole cost and expense, against claims for personal injury or property damage, naming Landlord as additional insured, under a policy of general public liability insurance with limits of at lease one million ($1,000,000.00) dollars for bodily injury.

9. **Repairs:** Tenant shall take good care of the demised premises and shall be responsible for the repairs and maintenance of all interior space, of a non-structural nature, located in the demised premises. Landlord shall be responsible for the repairs and maintenance of the exterior and structural portion of the building and demised premises, including the loading docks, of which the demised premises forms a part.

11. **Notices:** All notices required or permitted to be given hereunder shall be sent by registered or certified mail, return receipt requested, addressed to Landlord or Tenant at the address hereinabove states, or to the Tenant at the demised premises, or to such other address as either party hereafter may designate by notice hereunder.

12. Tenant agrees to obtain any kind of paper works, licenses, permits, or certificates including certificate of occupancy solely at it's own cost if they are required by any governmental agencies in the United States in connection with it's use.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the date first above written.

Landlord - Salvatore Basile

BESTWAY COACH EXPRESS INC.

By: Tenant - Wilson S.H. Cheng

GUARANTY

In consideration of the Lease Agreement dated August 15, 2003 between SALVATORE BASILE ("Landlord") and BESTWAY COACH EXPRESS INC. ("Tenant"), with respect to certain space described in the Lease Agreement (the "Demised Premises") located at 171 7th Street, Brooklyn, New York, the undersigned does hereby guarantees to Landlord the full and timely payment, performance and observance of and compliance with the Tenant's obligations under said Lease Agreement for rent and all other charges and sums due and payable by Tenant under the Lease Agreement through and including the date the demised premises shall be surrendered to Landlord vacant and free of occupancy and tenancy. Upon surrender of the premises by the Tenant or undersigned, and the payment of monies owed to such date the undersigned shall not have any obligation under this paragraph for debts accruing subsequent to the date of such surrender. In the event Landlord refuses or fails to respond to such surrender, the surrender of the Demised Premises shall deemed accepted by Landlord thirty (30) days after written notice of said surrender by Tenant or the undersigned. Landlord expressly agrees and covenants that the undersigned is released and waives all rights of collection against the undersigned from all debts, monies, obligations and performance set forth in the aforesaid Lease Agreement accruing subsequent to the date of surrender.

Dated:

BESTWAY COACH EXPRESS INC.

By: ______________________

Wilson S.H. Cheng